TURNER, WARREN, HWANG & C0NRAD
                      ACCOUNTANCY CORPORATION
                  100 NORTH FIRST STREET SUITE 202
                     BURBANK, CALIFORNIA 991502


 GARY W TURNER, CPA                                            (818) 955-9537
 JUDITH M WARREN, CPA                                          (562) 435-2826
 WALTER Y HWANG, CPA
 DAVID A CONRAD, CPA                                       FAX (818) 955-8416





 To whom it may concern:

 We hereby consent to the inclusion of our Independent Auditor's Report for the years ended December 31, 1999 and December 31, 1998 of Ministry Partners Investment Corporation in this Registration Statement on Form SB-2, and to the reference to our Firm under the caption "Experts" in the Prospectus which is a part of such Registration Statement.

 /s/ Turner, Warren, Hwang & Conrad

 TURNER, WARREN, HWANG & CONRAD
 ACCOUNTANCY CORPORATION

 Burbank, California
 June 1, 2000